NUMBER

U-__________

UNITS

SEE REVERSE FOR
CERTAIN DEFINITIONS

REDSTAR PARTNERS, INC.

CUSIP G74574 107

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT ____

is the owner of ____ Units.

Each Unit ("Unit") consists of one (1) ordinary share, par value $.0001 per share ("Ordinary Share"), of Redstar Partners, Inc., a Cayman Islands company (the "Company"), and one warrant (the "Warrants"). Each Warrant entitles the holder to purchase one (1) Ordinary Share for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) __________, 2009, and will expire unless exercised before 5:00 p.m., New York City Time, on __________, 2013, or earlier upon redemption (the "Expiration Date"). The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to _________, 2008, subject to earlier separation in the discretion of Morgan Joseph & Co. Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2008, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

____
Chairman of the Board

Redstar Partners, Inc.
CORPORATE
CAYMAN ISLANDS
SEAL
2008

____
Secretary

Redstar Partners, Inc

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _____ Custodian ______
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ________________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *Units*

represented by the within Certificate.

Dated ________________

____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).